UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2020

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2020, Howard S. Hirsch, Chief Legal Officer and Secretary of Griffin Capital Essential Asset REIT, Inc. (the “Company”), resigned from his positions with the Company, effective January 29, 2021 (the “Severance Date”). Immediately following the Severance Date, Mr. Hirsch will join Griffin Capital Company, LLC (“GCC”), which provides certain operational and administrative services to the Company pursuant to that certain Administrative Services Agreement, dated as of December 14, 2018 (the “Services Agreement”). While employed by GCC, Mr. Hirsch will continue to provide certain consulting and advisory services to the Company pursuant to the Services Agreement.
In accordance with the terms of the Employment Agreement, dated December 14, 2018, by and between Mr. Hirsch, the Company and certain of its subsidiaries (the “Employment Agreement”), subject to Mr. Hirsch timely executing and not revoking the release in the form attached to the Employment Agreement, the Company will: (i) pay Mr. Hirsch a lump sum severance payment equal to 1.5 times the sum of his base salary plus the average of his annual incentive bonus paid for 2019 and his 2020 target incentive bonus; (ii) pay Mr. Hirsch a pro-rated portion of his annual incentive bonus earned with respect to the 2021 calendar year through January 29, 2021; (iii) pay Mr. Hirsch a lump sum payment equal to 18 months of the employer portion of the cost coverage under the Company’s group medical plan for Mr. Hirsch and his dependents at the level in effect on the Severance Date; and (iv) pay or reimburse Mr. Hirsch for any accrued or vested benefits or compensation to which he is entitled under equity compensation, retirement, welfare and fringe benefits or other employee benefits or the Company’s Executive Deferred Compensation Plan. Mr. Hirsch’s incentive awards will be vested or forfeited in accordance with the terms thereof. Mr. Hirsch will be subject to certain post-termination confidentiality, cooperation and non-disparagement restrictions and obligations. Mr. Hirsch will also receive payment for his base salary through January 29, 2021 and his annual incentive bonus earned with respect to the 2020 calendar year, to be paid in accordance with the Company’s policies and regular payroll practices, as well as payment for any reimbursement due to him for business expenses incurred in connection with carrying out his duties on behalf of the Company on or before the Severance Date.

Signature(s)

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: January 4, 2021	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer